UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): February 14, 2008

Highbury Financial Inc.
(Exact name of Registrant as Specified in its Charter)

Commission File Number: 000-51682

Delaware	20-3187008
(State of Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

999 Eighteenth Street, Suite 3000
Denver, CO 80202
(Address of Principal Executive Offices, Including Zip Code)

(303) 357-4802
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairment.

On February 14, 2008, Highbury Financial Inc. (the “Company”) issued a press release attached hereto as Exhibit 99.1 announcing that the management of Highbury concluded a material non-cash impairment charge is required under U.S. generally accepted accounting principles to reduce the carrying value of the intangible asset related to the Investment Advisory Agreement between Aston Asset Management LLC and the Aston Funds to its estimated fair value. This impairment charge is a result of net asset outflows from the Aston Funds and recent negative market performance.

The Company currently estimates it will record a total non-cash charge of approximately $4.1 million in the fourth quarter of its 2007 fiscal year attributable to this impairment. The Company is in the process of completing its financial statements for fiscal year 2007, and its estimate is subject to change based on completion of this process.

This impairment will not result in any current or future cash expenditures.

Item 9.01. Financial Statements and Exhibits

  Exhibits

   Exhibit No.   Description

99.1 Press Release issued by Highbury dated February 14, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHBURY FINANCIAL INC.

By:	/s/ Richard S. Foote
Richard S. Foote
President and Chief Executive Officer
Date: February 14, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Highbury dated February 14, 2008.